As filed with the Securities and Exchange Commission on August 31, 2009
Registration Statement No. 333-145750

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-3

Registration Statement
Under
The Securities Act of 1933

TOMPKINS FINANCIAL CORPORATION
 (Exact name of Registrant as Specified in its Charter)

NEW YORK
(State or other Jurisdiction of Incorporation or Organization)

16-1482357
(IRS Employer Identification No.)

121 E. Seneca Street, P.O. Box 460
Ithaca, New York 14851
(607) 273-3210
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Francis M. Fetsko	with a copy to:
Executive Vice President and Chief Financial Officer	Edward C. Hooks, Esq.
Tompkins Financial Corporation	Harris Beach PLLC
121 E. Seneca Street, P.O. Box 460	119 East Seneca Street
Ithaca, New York 14851	Ithaca, New York 14851
(607) 273-3210	(607) 273-6444
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I. D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On April 24, 2002, Tompkins Financial Corporation (f/k/a Tompkins Trustco, Inc.) (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-86864) (the “2002 Registration Statement”) with the Securities and Exchange Commission (the “SEC”) in order to register 100,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), for offer and sale under the Company’s Dividend Reinvestment and Stock Purchase and Sale Plan (the “Plan”). On November 23, 2004, the Company filed a subsequent Registration Statement on Form S-3 (Registration No. 333-120686) (the “2004 Registration Statement”) in order to register an additional 100,000 shares of Common Stock for offer and sale under the Plan, and on August 28, 2007, the Company filed a subsequent Registration Statement on Form S-3 (Registration No. 333-145750) to register an additional 500,000 shares for offer and sale under the Plan (the “2007 Registration Statement”). In accordance with Rule 429(a), the 2007 Registration Statement contained a combined prospectus that also covered shares of common stock registered pursuant to the 2002 Registration Statement and the 2004 Registration Statement, and upon effectiveness of the 2007 Registration Statement, the 2007 Registration Statement also served as a post-effective amendment to the 2002 Registration Statement and the 2004 Registration Statement.

The Plan has been amended to provide that the shares offered under the Plan may be purchased on the open market or, at the Company’s direction, purchased directly from the Company’s authorized but unissued Common Stock. This amendment will be effective upon the later to occur of (i) the effectiveness of this Post-Effective Amendment No. 1 to the 2007 Registration Statement and (ii) the approval of the Company’s Additional Listing Application as filed on the date hereof with the NYSE-Amex. The Company is filing this Post-Effective Amendment No. 1 to update the prospectus included in the 2007 Registration Statement in order to reflect this change to the Plan. Pursuant to Rule 429(a), this Post-Effective Amendment No. 1 will also serve as a post-effective amendment to the 2002 Registration Statement and the 2004 Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 31, 2009

Dividend Reinvestment and
Stock Purchase and Sale Plan

An Open Availability and Dividend Reinvestment Plan
Prospectus

700,000 Shares of Common Stock

This prospectus relates to up to an aggregate of 700,000 shares of common stock, par value $.10 per share, of Tompkins Financial Corporation (“Tompkins Financial”) that may be offered after the date hereof in connection with our Dividend Reinvestment and Stock Purchase and Sale Plan (the “Stock Purchase Plan” or the “Plan”). The Stock Purchase Plan allows both current holders of our common stock and interested first time investors to purchase shares of our common stock without the customary brokerage expenses and also to reinvest automatically cash dividends, if any, received on their shares of common stock.

Existing holders of our common stock and interested first time investors can make an initial stock purchase directly through the Stock Purchase Plan without a broker. Once enrolled in the Plan, you can make optional cash purchases of additional shares of our common stock, and all or any portion of cash dividends received, if any, can be reinvested automatically to purchase additional shares of our common stock.

Participation in the Plan is entirely voluntary. You may withdraw any or all of your shares from the Plan at any time.

Shares of our common stock that may be offered under the Stock Purchase Plan will be purchased by American Stock Transfer & Trust Company, the Plan Administrator, either on the open market, or if Tompkins Financial so determines, directly from Tompkins Financial’s authorized but unissued shares,. Our common stock is traded on the NYSE-Amex under the symbol “TMP.” The last reported sale price of our common stock on August 28, 2009, as reported on the NYSE-Amex, was $45.78 per share.

This prospectus describes the provisions of the Stock Purchase Plan and you should retain this prospectus for future reference.

Plan accounts are not savings accounts, deposit accounts or obligations of any bank. Thus, Plan accounts are not insured by the FDIC, SIPC or any other government agency, and may lose value. There is no bank guaranty of your Plan account or the securities in your account. If you participate in the Plan, you will be purchasing shares of our common stock and should consider carefully the investment risks, including the possible loss of your investment and the other risk factors identified on page 4 of this prospectus.

EITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is September           , 2009.

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INFORMATION ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a financial holding company. Our business is primarily owning, supervising and controlling our banking, insurance agency and financial services subsidiaries. We are the parent company of Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, Tompkins Insurance Agencies, Inc. and AM&M Financial Services, Inc., which are wholly-owned subsidiaries. Tompkins Trust Company, The Bank of Castile and Mahopac National Bank provide community-banking services to their local market areas in New York State. Tompkins Insurance Agencies, Inc. offers property and casualty insurance to individuals and businesses in New York State. AM&M Financial Services, Inc. provides fee based financial planning and wealth management services.

Corporate Headquarters:	Tompkins Financial Corporation
121 East Seneca Street, P. O. Box 460
Ithaca, New York 14851
Main telephone number: 607-273-3210

Web Site:	www.tompkinsfinancial.com (information on our website does not constitute part of this prospectus)

Stock Listing:	Our common stock is listed on the NYSE-Amex under the symbol - TMP.

RISK FACTORS

Investing in our common stock involves risks. Before purchasing any securities we offer, you should carefully consider the Risk Factors that are incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2008, which can be found on page 7 of said Form 10-K. In addition, you should also consider any other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

OVERVIEW OF THE PLAN

Tompkins Financial Corporation
Dividend Reinvestment and Stock Purchase and Sale Plan
An Open Availability and Dividend Reinvestment Plan for

Tompkins Financial Corporation
Common Stock,
Par Value $0.10 per Share

The Dividend Reinvestment and Stock Purchase and Sale Plan (the “Stock Purchase Plan” or the “Plan”) described in this prospectus is sponsored by Tompkins Financial Corporation and administered by American Stock Transfer & Trust Company, LLC, the “Plan Administrator”. This prospectus provides you with a summary and the complete details of the Stock Purchase Plan. If you have additional questions after reading through this material, please contact the Plan Administrator, American Stock Transfer & Trust Company, LLC at:

American Stock Transfer & Trust Company, LLC
Dividend Reinvestment Department
P.O. Box 922
Wall Street Station
New York, NY 10269-0560
Tel: 1-877-573-4008

or by accessing American Stock Transfer & Trust Company’s website, at: www.amstock.com (Tompkins Financial disclaims any responsibility for information contained on American Stock Transfer & Trust Company’s website other than the Plan prospectus).

This prospectus is not an offer to sell nor a solicitation of an offer to purchase shares of our common stock. American Stock Transfer & Trust Company and Tompkins Financial Corporation provide no advice and make no recommendations with respect to any security. Any decision to purchase or sell securities must be made by each individual Plan participant based on his or her own research and judgment after consultation with a professional investment advisor. Participation in the Plan is voluntary and may be prohibited by the laws of certain countries other than the United States.

Tompkins Financial Corporation offers this Stock Purchase Plan for shares of its common stock. The Plan offers you an affordable alternative for buying and selling our common stock, which is traded on the NYSE-Amex under the symbol “TMP”. You do not need to be a current shareholder to participate in the Plan and buy our common stock for the first time. If you participate in the Plan, you may reinvest your cash dividends, if any, and make optional cash payments to purchase additional shares. Shares that are held in the Plan may be sold directly without having to obtain physical certificates or the service of a broker. The certificates currently in your possession may be deposited into the Plan for safekeeping or sale. You may also withdraw or transfer all or a portion of your stock held in the Plan at any time. Although Tompkins Financial pays for almost all of the brokerage and administrative costs, there are small fees associated with certain features of the Plan. The fees are outlined within this prospectus.

This Plan Features:

Convenient Direct Share Ownership
Existing stockholders and new investors can make an initial stock purchase directly through the Plan without a broker. Once enrolled in the Plan, you can make additional optional cash purchases of our common stock.

Automatic Dividend Reinvestment
Cash dividends paid to participating holders of our common stock can be reinvested automatically to purchase additional shares.

Certificate or Book-Entry Share Ownership
If you participate in the Plan, you will receive timely statements and confirmations reflecting your transaction history. You will typically not be issued a physical certificate representing your shares because the Plan Administrator will record your share ownership in “book-entry” form. Nevertheless, you may request the issuance of a physical certificate to represent your shares at any time.

Safekeeping of Shares
If you hold or later acquire shares of our common stock from other sources, you may deposit them directly into the Plan for safekeeping. All the Plan’s features will then apply to the deposited shares as well.

Withdrawals
You may withdraw any or all of your shares from the Plan at any time.

Direct Sale or Transfer
You may sell or transfer shares of our common stock directly through the Plan at any time, without the issuance of physical certificates or the involvement of an independent broker.

Commissions or Fees
We will pay all commissions and service fees on purchases of our common stock made through the Plan, on all reinvestments of dividends through the Plan, and on all withdrawals of shares from the Plan. However, you will be charged a brokerage commission of $0.10 per share sold, and a $15.00 service fee upon termination of your participation.

The foregoing is only an overview. The “Terms and Conditions” of the Stock Purchase Plan are stated at the end of this prospectus, and in the event of any inconsistency, those “Terms and Conditions” will prevail. The “Terms and Conditions” of the Plan are subject to change without notice, and we retain the right to discontinue the Plan at any time.

Please retain this prospectus for future reference.

FURTHER DESCRIPTION OF PLAN SERVICES

Eligibility & Enrollment
Almost everyone is eligible to enroll in the Plan. You may participate in the Plan if you already own shares of our common stock, and if you do not own any shares of our common stock, you may enroll by making an initial purchase of at least $100 directly through the Plan. To receive a Plan Enrollment Application or additional copies of this prospectus, simply contact American Stock Transfer & Trust Company, the Plan Administrator, either at its toll free number, 1-877-573-4008, or by accessing American Stock Transfer & Trust Company’s website at www.amstock.com.

Purchases
Once enrolled in the Plan, you can purchase additional shares of our common stock at any time by making optional cash contributions to the Plan in amounts of at least $50. The Plan Administrator will arrange to purchase the appropriate number of shares on the open market, or if Tompkins Financial so determines, directly from Tompkins Financial, for your account as soon as possible, normally within one week after it receives your contributions. You may at any time modify the contribution program you have specified on a Plan Enrollment Application or on the tear-off portion of an account statement or transaction advice you have received.

Dividend Reinvestment
Unless you indicate otherwise on your Plan Enrollment Application, all cash dividends paid on the shares of our common stock in your account will be automatically reinvested in more shares of our common stock. Because both full and fractional shares will be carried in your account, the dividends attributable to fractional shares will be reinvested just as those on your full shares.

Safekeeping of Certificates
If you already own shares of our common stock in certificated form - that is, if you hold the physical certificates representing your shares - you may deposit the certificates into the Plan for safekeeping. This feature protects your shares against possible loss, theft or accidental destruction and may save you the expense of having to replace your certificates.

Convenient Ways To Sell or Transfer Your Shares
You can easily sell or transfer through the Plan some or all of the shares you own, whether you hold the shares in book-entry form or in certificated form. You can choose to sell or transfer any or all shares held in the Plan with or without issuing new certificates, and without having to deal directly through a broker. Any fractional shares in your account will be sold at the same price as full shares, on a prorated basis. You may also instruct the Plan Administrator to issue a certificate in your name for any shares you hold in the Plan at any time.

Statements and Forms
If you elect to reinvest all or a portion of your dividends, you will receive a quarterly statement that reflects all investment activity and all dividends applied toward reinvestment. Each time a purchase is made for you, you will also receive a confirmation notice reflecting the number of shares purchased for you and the purchase price for those shares. Each form you receive will contain a tear-off portion that can be used for future Plan transactions. You may also review your transaction history online at www.amstock.com.

Simple, Secure Internet Account Access
You can complete all your share transactions, including purchases, sales and requests for certificates, on the Internet at www.amstock.com. You can also review your account status online.

ANSWERS TO FREQUENTLY ASKED QUESTIONS

How Do I Enroll in the Plan?

There are two easy ways to enroll in the Stock Purchase Plan. One option through which registered shareholders and first-time investors can enroll in the Plan is by completing and signing a Plan Enrollment Application and sending it to American Stock Transfer & Trust Company, LLC, the Plan Administrator, at the address listed on page 11 of this prospectus. The account will be opened as soon as possible after the Plan Administrator receives your properly completed and signed Plan Enrollment Application. You can obtain Plan Enrollment Applications and copies of this prospectus by contacting the Plan Administrator at its toll free number, 1-877-573-4008.

You can also enroll in the Plan by purchasing shares through the Plan Administrator’s website at www.amstock.com by selecting “Invest Online - All Plans” and choosing the link for Tompkins Financial Corporation. On the “Plan Details” page, select “Invest Now” and follow the wizard, which will guide you through the six-step process. The minimum initial investment for non-holders is $100. You will receive an e-mail confirming receipt of your transaction as soon as you complete the wizard, as well as an e-mail within two business days confirming the number of shares purchased and their price.

Once enrolled, your participation in the Plan continues until you withdraw from the Plan or until the Plan terminates. If the Plan account is to be enrolled in multiple or joint names, or if certificates registered in multiple or joint names are to be deposited into the Plan, all of the stockholders listed must sign the Plan Enrollment Application.

How Can I Purchase Additional Shares?

You can easily purchase additional shares of our common stock under the Plan at any time by making optional cash contributions, which are used to purchase shares of our common stock. The Plan Administrator will purchase the shares either in the open market, or directly from Tompkins Financial, for your Plan account. Optional cash contributions must be in amounts of at least $50. You may make optional cash contributions as often as daily.

You can make optional cash contributions by mailing in the tear-off portion of an account statement or transaction advice, by investing online, or make automatic monthly cash contributions of a constant dollar amount if you set up an electronic funds transfer from your bank account in advance. You will not be paid any interest on contributions held by the Plan Administrator pending investment of your funds.

To make optional cash contributions by mail, complete the tear-off portion of an account statement or transaction confirmation notice and send it to the Plan Administrator at its address listed on page 11.

To make an investment online, log on to www.amstock.com and select “Account Access”. Enter your ten-digit account number (provided to you in your account statement) and your social security number. You may then complete your optional cash purchase in two simple steps.

In addition, you may authorize the Plan Administrator, on the enrollment application, to make automatic monthly purchases of a specified dollar amount, paid for by automatic withdrawal from your bank account by electronic funds transfer. You may also sign up for monthly electronic funds transfer by accessing the American Stock Transfer & Trust Company website at www.amstock.com and following the simple instructions for a faster way to invest. Funds will be withdrawn from your bank account on the 10th day of each month (or the next business day if the 10th day of the month is not a business day). All purchases will apply the total funds toward shares of our common stock, and both full shares and fractional shares (to at least three decimal places) will be credited to your Plan account. To stop making monthly purchases by automatic withdrawal, you must send the Plan Administrator written, signed instructions.

All cash contributions not made by electronic funds transfer must be made by check or money order drawn on a United States bank in U.S. currency, payable to “American Stock Transfer & Trust Company, LLC - Tompkins Financial Corporation Plan”. Third party checks cannot be accepted and will be returned. If a check is returned to the Plan Administrator as “unpaid,” the Plan Administrator will resell the shares purchased with those funds and sell additional shares from your account, as necessary, to reimburse itself for any fees or losses incurred when reselling the shares from your account.

You should be aware that the trading price for shares of our common stock may fall or rise during the period between your request for purchase, the Plan Administrator’s receipt of that request, and the ultimate purchase of shares on the open market or directly from Tompkins Financial. The Plan Administrator may, at its own discretion, accept written requests to revoke instructions previously given to purchase shares but not yet acted upon.

What Fees Are Involved?

There is no enrollment fee to participate in the Plan. Tompkins Financial will pay service fees and brokerage commissions for both initial and optional cash investments. However, a brokerage commission of $.10 per share will be automatically deducted from your proceeds when you sell shares held in your Plan account. For first-time purchases by investors who are not already registered holders of our common stock on the records of American Stock Transfer & Trust Company, our transfer agent, the minimum initial investment amount is $100. The minimum amount for additional investments, and for initial investments by our existing, registered shareholders who deposit their shares into the Plan, is $50. The maximum investment per year you can make under the Plan is $100,000. (Like other provisions of the Plan, these limits are subject to change from time to time.)

How Can I Reinvest My Dividends?

You can choose to reinvest all or a portion of the dividends paid on the shares of our common stock that are registered in your name under the Plan. All dividends on shares in your Plan account will be reinvested, including those attributable to fractional shares in your account, net of any applicable tax withholding. Purchase of the additional shares will be made as soon as practicable after the dividend payment date. Unless you indicate otherwise on the Plan Enrollment Application, your dividends will be reinvested automatically. If you choose not to reinvest any of your dividends, the Plan Administrator will remit the net dividends directly to you in cash at the same time as they are paid to other shareholders. We will pay all service and brokerage commissions associated with the reinvestment of dividends under the Plan.

If you choose to receive cash dividends on all your shares, your cash dividends can be wired directly to your bank account. In order to take advantage of this option, your bank or financial institution must be a part of Automated Clearing House, or “ACH”. If you are interested in this option, please call the Plan Administrator at (877) 573-4008 and request forms for Direct Deposit of Dividends.

You can change your dividend reinvestment instructions at any time by sending a new Plan Enrollment Application to the Plan Administrator. Any instruction changes must be received by the Plan Administrator on or before the record date for that dividend.

How Does the Plan Administrator Purchase the Shares?

The Plan Administrator will commingle cash contributions and net dividends from all participants to purchase shares of our common stock either (a) in the open market on the NYSE-Amex, or on whatever other exchange we may in the future choose for the trading of our common stock, or (b) if Tompkins Financial so determines, directly from Tompkins Financial’s authorized but unissued shares. The Plan Administrator usually makes purchases through a broker. Your account will be credited for the full and fractional shares purchased on your behalf. For optional cash contributions, purchases are made at least weekly, and depending on the volume, as frequently as daily, for open market purchases. If shares are purchased directly from the Company, they will be purchased once per week, on Fridays, or on the next business day on which shares are traded if such Friday is not a trading day. No interest will be paid to Plan participants on funds held by the Administrator pending investment or settlement.

How Will the Purchase Price be Determined for Shares Purchased Under the Plan?

The price per share of our common stock cannot be determined until a particular purchase is completed. The purchase price for shares of common stock purchased for the Plan in the open market will be the average price paid for all shares purchased (i.e., the aggregate purchase price divided by the aggregate number of shares purchased) by the Plan Administrator for the Plan during the applicable investment period.

The purchase price for shares of common stock purchased directly from Tompkins Financial by the Plan Administrator for the Plan will be the average of the high and low sale prices reported at the close of market on the NYSE-Amex, or on whatever other exchange we may in the future choose for the trading of our common stock, for the last market day prior to the date of purchase.

The Plan Administrator will send your transaction advice as soon as practicable after each investment showing the relevant purchase price and the number of shares credited to your account. You may also view your transaction history online. In addition, you will receive a quarterly statement showing all year-to-date transaction activity. You should retain these documents for tax purposes.

For your convenience, account statements and transaction confirmation notices will have tear-off forms that can be filled out with your instructions regarding change of address, certificate issuance, optional cash purchase, certificate deposit, sale request, and account termination. Your instructions will be honored as soon as practicable after the Plan Administrator receives them in acceptable form.

How Does the Plan Provide for Safekeeping of Certificates?

If you already own shares of our common stock in certificated form - meaning you actually hold the physical certificates representing those shares - you may elect to deposit the stock certificates into your Plan account for safekeeping with the Plan Administrator. These shares will be credited to your account in book-entry form. You may, however, request a new stock certificate at any time. We will pay all fees for issuing or canceling certificates under the Plan.

To deposit certificates, simply send them to the Plan Administrator along with your completed, signed Plan Enrollment Application or a signed tear-off portion of your statement or transaction confirmation notice. The certificates and Plan Enrollment Application should be insured for 2% of the total value of the shares to protect against loss in transit, and must either be endorsed on the back or be accompanied by a signed stock power signed by all owners of the shares.

May I Resell My Shares?

You may instruct the Plan Administrator to sell any or all shares of our common stock held in your account. Simply complete and sign the tear-off portion of your account statement or transaction confirmation notice and mail it to the Plan Administrator. Be certain that all participants named on the account sign the instructions. Signatures should be guaranteed by a bank, broker or financial institution which is a member of the Medallion Signature Guarantee Program. If you have questions, you may call the Plan Administrator’s toll-free number (1-877-573-4008) or access its website at www.amstock.com.

As with purchases, the Plan Administrator aggregates all sale requests for our common stock and then sells the total number of shares on the open market through a broker. The Plan Administrator makes these sales at least weekly, and depending on volume, may make sales as frequently as daily. The sale price per share will be the average price received for all shares sold (i.e., the aggregate sale price divided by the aggregate number of shares sold) by the Plan Administrator for the Plan on the sale date. The proceeds of the sale, less a brokerage commission of $.10 per share, will be sent to you by check within four days following the sale.

You should be aware that the trading price for our common stock may fall or rise during the period between your request for sale, the Plan Administrator’s receipt of that request, and the ultimate sale of shares on the open market. Instructions sent to the Plan Administrator to sell shares may not be rescinded.

Can I Request a Stock Certificate?

You may at any time request the Plan Administrator to issue you a physical certificate for some or all of the shares held in your Plan account. Just fill out and sign the tear-off portion of your account statement or transaction confirmation notice and send it to the Plan Administrator at the address on page 11, go to www.amstock.com and log into your account, or call the Plan Administrator’s toll-free telephone number (1-877-573-4008) for further information.

How Can I Transfer Shares to Other Accounts?

You may give shares from your Plan account to others as gifts at any time. Transfers by gift can be made in book-entry form or by delivery of the actual certificates representing the shares. To make a gift of shares of our common stock, contact the Plan Administrator at its toll free number (1-877-573-4008).

You may also make a “book-to-book” transfer of shares of our common stock, which involves transferring shares from your Plan account to a new participant’s Plan account. To make a “book-to-book” transfer, you must call the Plan Administrator at its toll-free telephone number (1-877-573-4008) to request a copy of this Plan prospectus and a Plan Enrollment Application, then complete the Plan Enrollment Application, providing the full registration name, address and social security number of the new participant or participants.

The completed Plan Enrollment Application should be sent along with a written request indicating the number of shares, full and fractional, which should be transferred to the new participant. If the shares are held by more than one person, all participants named on the current account should sign the instructions, and their signatures should be guaranteed by a bank, broker or financial institution which is a member of the Medallion Signature Guarantee Program.

Unless you direct otherwise on the Plan Enrollment Application, the Plan Administrator will enroll the transferred shares for automatic dividend reinvestment.

How Can I Terminate My Participation in the Plan?

You may withdraw from the Plan at any time by submitting a notice of termination to American Stock Transfer & Trust Company. Just mail in the tear-off portion of any account statement or transaction advice, properly completed with your withdrawal instructions. Upon withdrawal, the Plan Administrator will issue you a certificate for the full number of shares held in your Plan account, and any fractional shares held in the Plan will be sold on the open market. Alternatively, you may direct the Plan Administrator to sell any or all of the shares in your account. If the total number of shares in your Plan account is less than one share, any remaining fractional shares will be sold and your account closed. You will receive a check for the proceeds from the sale of any shares from your Plan account based on the current market value, less a $.10 per share brokerage commission and a service fee of $15.00. After your account is closed, cash dividends on any shares you hold in certificated form will be sent to you at the address you provide, or automatically deposited in your bank account in accordance with your instructions.

How Do I Contact the Plan Administrator?

The Plan is administered by American Stock Transfer & Trust Company, LLC, our transfer agent. To obtain enrollment information, including a prospectus and Plan Enrollment Application, or to obtain information concerning your account if you are an existing participant, or for sales, liquidations, transfers, withdrawals or optional cash contributions, please contact the Plan Administrator, either at its toll free number:

                         1-877-573-4008

or by accessing its website, at: www.amstock.com. Tompkins Financial disclaims any responsibility for information contained on the Plan Administrator’s website other than the Plan prospectus.

You may also write to the Plan Administrator at:

Mailing address:	American Stock Transfer & Trust Company, LLC
Attention: Dividend Reinvestment Department
P.O. Box 922
Wall Street Station
New York, New York 10269-0560

Prior to forwarding instructions to enroll in the Plan, please read the information contained in “Terms and Conditions of the Plan – Summary of Plan Services and Fees to Participants”.

TERMS AND CONDITIONS OF THE PLAN

1.     Introduction.

The Tompkins Financial Corporation Dividend Reinvestment and Stock Purchase and Sale Plan (the “Stock Purchase Plan” or the “Plan”) provides registered holders of Tompkins Financial Corporation common stock and other interested first-time investors with a simple, economical and convenient way of investing in our common stock. The Stock Purchase Plan is sponsored by Tompkins Financial Corporation (“Tompkins Financial”), and is administered by American Stock Transfer & Trust Company, LLC (the “Plan Administrator”). Enrollment in the Stock Purchase Plan is voluntary. You may not be able to enroll in the Plan if you reside in certain countries. If you reside outside the United States, you should determine whether you are subject to any governmental regulation prohibiting your participation in the Plan.

2.     Important Notice.

Neither we nor the Plan Administrator offers advice or makes any recommendation with respect to the purchase or sale of Tompkins Financial Corporation common stock or any other security. Any decision to purchase or sell must be made by you based on your own research and judgment or after consultation with a professional advisor.

3.     Eligibility.

If you are already a registered holder of our common stock, you are automatically eligible to participate in the Plan. Your initiation of a transaction, including optional cash payments, dividend reinvestment, depositing certificates into the Plan and/or selling or purchasing shares under the Plan, will establish an agency relationship between you and the Plan Administrator.

4.     Share Purchases and Sales.

All purchases and sales of shares under the Plan will be made by the Plan Administrator either (a) in the open market on the NYSE-Amex, or on whatever other exchange we may in the future choose for the trading of our common stock, or (b) if Tompkins Financial so determines, directly from Tompkins Financial’s authorized but unissued shares. Unless directed otherwise by Tompkins Financial, the Plan Administrator will usually make open market purchases and sales of our common stock under the Plan through a broker.

The purchase price for shares of common stock purchased for the Plan in the open market will be the average price paid for all shares purchased (i.e., the aggregate purchase price divided by the aggregate number of shares purchased) by the Plan Administrator for the Plan during the applicable investment period.

The purchase price for shares of common stock purchased directly from Tompkins Financial by the Plan Administrator for the Plan will be the average of the high and low sale prices reported at the close of market by the NYSE-Amex, or on whatever other exchange we may in the future choose for the trading of our common stock, for the last market day prior to the date of purchase.

When you sell shares under the Plan, the Plan Administrator will send you the net proceeds of the sale, less brokerage commissions of $.10 per share and a service fee of $15.00 if the sale represents a termination of your participation in the Plan, by check following the sale. The sale price per share will be the average price received for all shares sold (i.e., the aggregate sale price divided by the aggregate number of shares sold) by the Plan Administrator for the Plan on the sale date.

You will receive a written confirmation notice after each purchase or sale transaction. You will also receive timely dividend reinvestment statements showing detailed activity for the current year. No interest will be paid to Plan participants on funds held by the Administrator pending investment or settlement.

5.     Optional Cash Payments and Reinvestment of Dividends.

The Plan Administrator will usually make purchases associated with optional cash investments in our common stock at least weekly, but may make purchases as often as daily, depending on the volume of transactions under the Plan. If shares are purchased directly from the Company, they will be purchased once per week, on Fridays, or on the next day on which shares are traded if such Friday is not a trading day. Following your instructions, reinvestment of dividends will take place as soon as practicable on or after the payment of the dividend. Tompkins Financial Corporation common stock purchased will be credited to your account in book-entry form. You may receive a physical stock certificate representing the shares in your Plan account only upon your request. Cash payments may not be accepted by the Plan Administrator if you impose any restriction with respect to the number of shares to be purchased, the price at which the shares are to be purchased, or the time when the purchase is to be made.

6.     Distribution of Dividends.

Any stock dividends or stock-split shares distributed by Tompkins Financial will be credited directly into your Plan account. This includes distributions calculated from shares held in the Plan in book-entry form as well as any shares registered in your name. Any rights or shares to be distributed as a result of any rights agreement or similar arrangement will be distributed in a similar manner. Transaction processing may be temporarily suspended during the latter type of extraordinary distributions.

7.     Safekeeping of Certificates.

You may at any time deposit physical certificates representing other shares of our common stock, not acquired under the Plan, for safekeeping in your name under the Plan.

8.     Requests for Certificates or Transfer of Shares.

You may at any time request that a physical certificate be issued for all or some of the shares held in your Plan account. In addition, you may always request to transfer the shares in your Plan account. Instructions for these transactions are available from the Plan Administrator.

9.     Proxy Voting/Annual Meetings.

You may vote all shares, full and fractional, held in your Plan account, whether they are held in book-entry form or in certificated form. You will receive Tompkins Financial Corporation’s Notice of Annual Meeting, Proxy Statement, a form of proxy and Annual Report on Form 10-K at the same time as other holders of our common stock.

10.   Tax Reporting.

All stock sales and reinvested dividends are subject to federal income tax reporting. It is solely your responsibility to determine the tax consequences of these sales and dividends, and you should consult a tax advisor for that purpose.

11.   Modification.

The Plan Administrator and Tompkins Financial each reserve the right to modify the Plan, including the right to change the applicable fees or terminate the Plan upon written notice to participants. In addition, the Plan Administrator reserves the right to interpret and administer the Plan as it deems necessary or desirable in connection with its operation. As long as you are a participant in the Plan, you will receive a supplemental or revised prospectus before any material changes to the Plan become effective.

12.   Liability.

Neither Tompkins Financial nor the Plan Administrator will be liable for any act taken in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate your account, sell shares in the Plan, or invest optional cash payments or dividends without receipt of proper documentation and instructions, or (b) with respect to the prices at which shares are purchased or sold for your account and the time those purchases or sales are made, including price fluctuation in market value after those purchases or sales.

13.   Governing Law.

These Terms and Conditions of the Plan are governed by the laws of the State of New York. The securities held in Plan accounts for Plan participants are not subject to protection under the Securities Investor Protection Act of 1970.

14.   Summary of Plan Services and Fees to Participants.

In most cases Tompkins Financial will pay the fees and expenses to operate the Plan. However, you will be responsible for payment of some administrative service fees and brokerage commissions.

Optional Cash Investments –
Service fees	Paid by Tompkins Financial
Brokerage Commission of $0.10 per share	Paid by Tompkins Financial

Reinvestment of Dividends –
Service fees	Paid by Tompkins Financial
Brokerage Commission of $0.10 per share	Paid by Tompkins Financial

Sale of Shares –
Service fees	Paid by Tompkins Financial
Brokerage Commission of $0.10 per share	Paid by participant

Deposit of Certificates for Safekeeping	Paid by Tompkins Financial

Termination - $15.00 Service Fee	Paid by participant

Printing, Mailing, Telephone and Other Administrative Expenses	Paid by Tompkins Financial

Minimum and Maximum Cash Investments
Initial minimum investment from non-holders	$100
Minimum investment from existing holders	$50
Maximum investment per year	$100,000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 to register the Tompkins Financial common stock to be issued under the Plan. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits thereto. The registration statement, including its exhibits and schedules, contains additional relevant information about Tompkins Financial Corporation and its common stock. This prospectus is a part of that registration statement.

In addition, we file reports, proxy statements and other information with the SEC. You may read and copy any report, statement or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. In addition, we maintain a website at http://www.tompkinsfinancial.com where you can obtain copies the documents we file electronically with the SEC. Information on our website does not constitute part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are permitted to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring to those other documents, both documents filed in the past and documents to be filed in the future. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information. The documents listed below and any future filings made by Tompkins Financial Corporation with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until the Plan is terminated comprise the incorporated documents:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2008;

(b)	Our Definitive Proxy Statement on Schedule 14A filed on April 9, 2009;

(c)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2009;

(d)	Our Current Reports on Form 8-K filed on January 30, 2009, February 4, 2009, April 16, 2009, May 1, 2009, May 20, 2009, and July 24, 2009; and

(e)

The description of our common stock contained in our Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on January 30, 1997, File No. 1-12709, including any amendment or report filed for purposes of updating such description.

We are not incorporating by reference any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K unless we expressly indicate otherwise by reference to those Items. At your request, we will send you, at no charge, a copy of any or all of these incorporated documents. Exhibits to the documents will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus. Written requests should be directed to Shareholder Relations, Tompkins Financial Corporation, P.O. Box 460, The Commons, Ithaca, New York 14851. Telephone requests for copies may be directed to: (607) 256-3210.

USE OF PROCEEDS

We do not know either the number of shares of common stock that will be ultimately sold under the Plan nor the prices at which such shares will be sold. We will receive proceeds from the purchase of shares of our common stock through the Plan only to the extent that such purchases are made directly from us and not from open market purchases by the Plan Administrator. We intend to use the net proceeds from the sale of such shares of our common stock for general corporate purposes and capital enhancement.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases shares under the Stock Purchase Plan in the open market, the common stock acquired under the Plan will be sold directly by us through the Plan. Tompkins Financial will pay all costs of administration of the Plan. You will not be charged any brokerage commissions or other fees or expenses in connection with the purchase of shares under the Plan. You will, however, be charged a brokerage fee of $.10 per share sold, and a $15.00 service fee upon termination of your participation under the Plan.

INDEMNIFICATION

As permitted by law, directors and officers of Tompkins Financial are entitled to indemnification under certain circumstances against liabilities and expenses incurred in connection with legal proceedings in which they become involved as a result of serving in such capacity. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Tompkins Financial pursuant to the foregoing provisions, Tompkins Financial has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Certain legal matters relating to the Plan and this prospectus have been reviewed for Tompkins Financial by Harris Beach PLLC. Edward C. Hooks, a member of Harris Beach PLLC and a former director of Tompkins Financial, owns shares of our common stock. The aggregate number of shares beneficially owned by Mr. Hooks equals less than 1% of our issued and outstanding shares of common stock as of the date of this prospectus.

EXPERTS

The consolidated financial statements of Tompkins Financial and subsidiaries as of December 31, 2008, and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2008, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008, have been incorporated by reference in this prospectus and the registration statement in reliance upon the reports of KPMG LLP, independent registered public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

In deciding whether you will participate in the Plan and purchase shares of our common stock through the Plan, you should rely on this prospectus, any prospectus supplement, and the incorporated Tompkins Financial documents. We have not authorized anyone to provide you with different or additional information.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Tompkins Financial in connection with the sale of its common stock being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$—

Legal and Accounting Fees and Expenses	$10,000.00

Printing Expenses	$2,000.00

Miscellaneous	$1,000.00

TOTAL	$8,000.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 721-725 of the New York Business Corporation Law generally provide for or permit a corporation to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

The registrant’s certificate of incorporation and bylaws provide that directors and officers of the registrant shall be indemnified, to the fullest extent permitted by the Business Corporation Law, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by them in connection with actions to which they are, or are threatened to be made, parties. If a director or officer is not successful in the defense of an action, he or she is entitled to indemnification, under the registrant’s bylaws and the relevant provisions of law, if ordered by a court or if the board of directors, acting upon the written opinion of independent counsel, determines that the director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the registrant and, in criminal actions, had no reasonable cause to believe his conduct was unlawful. In connection with actions by or in the right of the registrant (derivative suits) as to which the director or officer is not successful, indemnification is permitted for expenses and amounts paid in settlement only if and to the extent that a court of competent jurisdiction deems proper, and indemnification for adverse judgments is not permitted.

Under the registrant’s certificate of incorporation and applicable provisions of law, the board of directors or the registrant may advance expenses to a director or officer before final disposition of an action or proceeding upon receipt of an undertaking by the director or officer to repay the amount advanced if he or she is ultimately found not to be entitled to indemnification with respect thereto.

The registrant’s certificate of incorporation also provides that, to the fullest extent permitted by law, subject only to the express prohibitions on limitations of liability set forth in Section 402(b) of the Business Corporation Law, a director of the registrant shall not be liable to the registrant or its shareholders for monetary damages for any breach of duty as a director.

As permitted by the Business Corporation Law, the registrant has purchased insurance policies which provide for coverage for its directors and officers in certain situations where the Company cannot directly indemnify such directors or officers.

ITEM 16. EXHIBITS.

Exhibit Number	Title of Exhibit

5	Opinion of Harris Beach PLLC

23.1	Consent of KPMG LLP

23.2	Consent of Harris Beach PLLC (contained in the opinion filed as Exhibit 5 to this Registration Statement)

ITEM 17. UNDERTAKINGS.

(a)	The registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

         (ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

         (iii)          To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)          That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         (i)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

         (ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         (iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         (iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of New York, on August 31, 2009.

TOMPKINS FINANCIAL CORPORATION

By:	/s/ STEPHEN S. ROMAINE

Stephen S. Romaine

Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

*________________	Chairman of the Board	August 31, 2009
James J. Byrnes

*________________	President and Chief Executive Officer, Director (Principal Executive Officer)	August 31, 2009
Stephen S. Romaine

*________________	Vice Chairman, Director	August 31, 2009
James W. Fulmer

*________________	Vice Chairman, Director	August 31, 2009
Thomas R. Salm

*________________	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 31, 2009
Francis M. Fetsko

*________________	Director	August 31, 2009
Russell K. Achzet

*________________	Director	August 31, 2009
John E. Alexander

________________	Director
Daniel J. Fessenden

*________________	Director	August 31, 2009
Reeder D. Gates

*________________	Director	August 31, 2009
James R. Hardie

*________________	Director	August 31, 2009
Elizabeth W. Harrison

*________________	Director	August 31, 2009
Carl E. Haynes

*________________	Director	August 31, 2009
Patricia A. Johnson

*________________	Director	August 31, 2009
Hunter R. Rawlings III

________________	Director
Thomas R. Rochon

*________________	Director	August 31, 2009
William D. Spain, Jr.

*________________	Director	August 31, 2009
Michael H. Spain

*________________	Director	August 31, 2009
Craig Yunker

*/s/ Stephen S. Romaine

Stephen S. Romaine, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Title of Exhibit

5	Opinion of Harris Beach PLLC

23.1	Consent of KPMG LLP

23.2	Consent of Harris Beach PLLC (contained in the opinion filed as Exhibit 5 to this Registration Statement)